Exhibit 99.1

Contact:	Christopher T. Grubb
Chief Financial Officer
Greenhill & Co., Inc.
(212) 389-1800

For Immediate Release

GREENHILL COMPLETES
ACQUISITION OF COGENT PARTNERS

New York, April 1, 2015 -- Greenhill & Co., Inc. (NYSE: GHL), a leading independent investment bank, announced that it completed today its previously announced acquisition of Cogent Partners, LP (“Cogent”), the leading global financial advisor to pension funds, endowments and other institutional investors on the secondary market for alternative assets.

Greenhill & Co., Inc. is a leading independent investment bank focused on providing financial advice on significant mergers, acquisitions, restructurings, financings and capital raising to corporations, partnerships, institutions and governments. It acts for clients located throughout the world from its offices in New York, London, Frankfurt, São Paulo, Singapore, Stockholm, Sydney, Tokyo, Toronto, Chicago, Dallas, Houston, Los Angeles, Melbourne and San Francisco.

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